Exhibit 99.1

MARATHON PATENT GROUP, INC. ANNOUNCES PRICING OF $2,660,000 CONCURRENT REGISTERED DIRECT OFFERING AND PRIVATE PLACEMENT

LOS ANGELES, CA — APRIL 18, 2017 - MARATHON PATENT GROUP, INC. (NASDAQ: MARA), an IP licensing and commercialization company, announced it has entered into definitive agreements with investors for the purchase and sale of 3,800,000 shares of common stock at a price of $0.70 per share in a registered direct offering and warrants to purchase up to 2,280,000 shares of common stock at an effective price of $0.01 per warrant with an exercise price of $0.83 per share in a concurrent private placement. The warrants will expire five years from the date of issuance. The gross proceeds of the offering, before fees and expenses, will be approximately $2,660,000 before deducting placement agent discounts and other estimated offering expenses. The Company intends to use the net proceeds for working capital and other general corporate purposes, including the acquisition of certain patent portfolios. The closing of the registered direct offering and the concurrent private placement is expected to take place on or about April 21, 2017, subject to the satisfaction of customary closing conditions.

Aegis Capital Corp. is acting as the sole placement agent for the registered direct offering and concurrent private placement.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-198569), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 6, 2015. The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement under Section 4(a)(2) under the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder, have not been registered under the Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company has agreed to file one or more registration statements with the SEC covering the resale of the shares issuable upon exercise of the warrants.

A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Aegis Capital Corp., Prospectus Department, 810 7th Avenue, 18th floor, New York, NY. 10019, telephone: 212-813-1010 or e-mail: prospectus@aegiscap.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT MARATHON PATENT GROUP, INC.

Marathon is an IP licensing and commercialization company. The Company acquires and manages IP rights from a variety of sources, including large and small corporations, universities and other IP owners. Marathon has a global focus on IP acquisition and management. The Company’s commercialization division is focused on the full commercialization lifecycle which includes discovering opportunities, performing due diligence, providing capital, managing development, protecting and developing IP, assisting in execution of the business plan, and realizing shareholder value.

FORWARD-LOOKING STATEMENTS

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the amount and use of proceeds the Company expects to receive from the sale of the shares of common stock in the registered direct offering and the closing of the transactions. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

CONTACT INFORMATION

Marathon Patent Group
Jason Assad
678-570-6791
Email Contact